Exhibit 8.1

March 22, 2010

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3, Amendment No. 1 thereto and Amendment No. 2 thereto (Registration No. 333-164483, as so amended, the “DNR Registration Statement”), including the base prospectus contained therein (the “DNR Base Prospectus”), filed by Genesis Energy L.P., a Delaware limited partnership (the “Partnership”), for the purpose of registering under the Act, common units representing limited partner interests in Genesis Energy, L.P. (the “Partnership”), (ii) the preparation and filing with the Commission under the Act of the Registration Statement on Form S-3 and Amendment No. 1 thereto (Registration No. 333-150239, as so amended, the “Davison Registration Statement” and, together with the DNR Registration Statement, the “Registration Statement”), including the base prospectus contained therein (the “Davison Base Prospectus” and, together with the DNR Base Prospectus, the “Base Prospectus”), filed by the Partnership for the purpose of registering under the Act common units representing limited partner interests in the Partnership, and (iii) the preparation of a preliminary prospectus supplement dated March 15, 2010 (together with the Base Prospectus, the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated March 16, 2010 (together with the Base Prospectus, the “Final Prospectus Supplement”) in connection with the offer and sale of up to an aggregate of 7,187,500 common units representing limited partner interests in the Partnership (the “Common Units”), including an over-allotment option to purchase an additional 937,500 units. In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material Income Tax Consequences,” “Material Tax Consequences” and “Material tax considerations” (the “Discussion”) in the Denbury Registration Statement, the Davison Registration Statement, and in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, respectively.

The Discussion, subject to the qualifications and assumptions stated in the Discussion and the limitations and qualifications set forth herein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

Genesis Energy, L.P.

March 22, 2010

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Material Income Tax Consequences,” “Material Tax Consequences” and “Material tax considerations.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement. Very truly yours,

/S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.